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                                                                   EXHIBIT 10.12


                    SECOND AMENDMENT TO SUBLEASE AGREEMENT

     This Second Amendment to Sublease Agreement is made effective as of the ____ day of March, 1999, by and between Verity, Inc., a Delaware corporation ("Verity"), as Sublessor, and TIVO, a Delaware corporation ("TIVO"), formerly known as Teleworld, Inc., as Sublessee.

                                   RECITALS:

     A. Verity and TIVO entered into that certain Sublease Agreement dated effective as of February 23, 1998, respecting those certain premises identified as Suite 100 (the "Original Premises") of the building (the "Building) located at 894 Ross Drive, Sunnyvale, California. Verity and TIVO also entered into that certain Amendment to Sublease Agreement (the "First Amendment") dated November ____, 1998, by which Suite 205 ("Suite 205") of the Building was added to the Premises subleased by TIVO under the Sublease Agreement. The original Sublease Agreement, as modified by the First Amendment, shall be collectively referred to below as the "Sublease Agreement".

     B. All capitalized terms used herein shall have the same meaning ascribed to them in the Sublease Agreement, unless expressly defined in this Second Amendment. In event of any conflict between the terms and conditions of this Second Amendment and those of the Sublease Agreement, the terms and conditions of this Second Amendment shall control.

     C. Verity and TIVO desire to amend the Sublease Agreement to add to the Premises subleased by TIVO under the Sublease Agreement those certain premises identified as Suite 202 of the Building, containing approximately 3,854 square feet, on the terms and conditions set forth herein.

                                  AGREEMENT:

     NOW, THEREFORE, Verity and TIVO hereby agree as follows:

     1.   Additional Premises.  Effective July 1, 1999, the portion of the
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Building identified as Suite 202, and consisting of approximately 3,854 square feet ("Suite 202"), shall be added to the Premises subleased by TIVO under the Sublease Agreement for all purposes of the Sublease Agreement, as modified by this Second Amendment.

     2.   Additional Premises Rent.  TIVO shall pay to Verity, as Rent for Suite
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202 for each month of the term of this Sublease during which TIVO subleases
Suite 202 as set forth below, the sum of Nine Thousand Six Hundred Thirty-Five Dollars ($9,635). Such Rent shall be a full service rental on the terms and conditions set forth in the Sublease Agreement.

     3.   Term For Additional Premises.  TIVO shall sublease Suite 202 under the
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terms of the Sublease Agreement and this Second Amendment for a term commencing
July 1, 1999, and ending June 30, 2000. The term for Suite 202 set forth in the preceding sentence shall have no effect upon the expiration dates of the term for the Original Premises or Suite 205 under the Sublease Agreement.

                                       1.
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     4.   Original Premises Extension.
          ---------------------------

          (a) Extended Term.  Pursuant to the provisions of Paragraph 3.2 of the
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Sublease Agreement dated February 23, 1998, the term during which TIVO shall sublease the Original Premises from Verity under the terms of the Sublease Agreement and this Second Amendment shall be extended for a period of six (6) months (the "Extended Term"). The Extended Term shall commence on October 1, 1999, and expire on March 31, 2000. The Extended Term for the Original Premises set forth in the preceding sentence shall have no effect upon the term for Suite 205 set forth in the First Amendment, or the term for Suite 202 set forth in Paragraph 3 above.

          (b) Extended Term Rent.  TIVO shall pay to Verity, as Rent for the
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Original Premises for each month of the Extended Term, the sum of Seventy-Two
Thousand Five Hundred Sixty-Four Dollars and Ten Cents ($72,564.10). Such Rent shall be a full service rental on the terms and conditions set forth in the Sublease Agreement.

     5.   Parking.  Effective upon the commencement of the term for Suite 202,
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TIVO shall have the right to use an additional fifteen (15) parking stalls in the parking areas of the Project.

     6.   Acceptance and Condition of Additional Premises.  Verity shall deliver
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Suite 202 to TIVO at the commencement of the term therefor in broom-clean condition. TIVO acknowledges it had the right to inspect Suite 202 prior to execution of this Second Amendment. By executing this Second Amendment, TIVO shall be deemed to have accepted Suite 202 in its "AS-IS" condition, subject to any circumstances, defects, or conditions therein, and without any representations or warranties from Verity.

     7.   Signage.  TIVO shall have the right, at its sole cost and expense, to
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place a sign on the suite door of Suite 202, and to place standard identification on the Lobby Directory applicable to Suite 202.

     8.   Consent of RDI. This Second Amendment, and the sublease of Suite 202
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by Verity to TIVO, shall be subject to the consent of RDI on the terms set forth in Paragraph 15 of the Sublease Agreement dated February 23, 1998. If such consent is not obtained by May 15, 1999, this Second Amendment shall be of no further force or effect.

     9.   Brokers.  A commission shall be paid to Cornish & Carey Commercial
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("C&C") under a separate agreement between C&C and Verity.  Except for the foregoing, each party warrants and represents to the other than it has retained no broker or other party that is entitled to any fee or commission in connection with this Second Amendment, and each agrees to indemnify, defend and hold harmless the other party from any and all liabilities, claims or damages arising out of such party's breach of the foregoing warranty and representation.

     10.  Counterparts.  This Second Amendment may be executed in counterparts
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and delivered by and to the respective parties by facsimile transmission, and each such counterpart copy hereof so executed and delivered shall constitute an original, and all such counterparts together shall constitute a single agreement.

                                       2.
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     11.  No Further Modifications.  Except as expressly modified by the terms
          ------------------------
of this Second Amendment, the terms and conditions of the Sublease Agreement shall remain in full force and effect.

                                    SUBLESSEE:

                                    Verity, Inc., a Delaware corporation

                                    By:  /s/    [illegible]
                                         --------------------------------

                                    Its:  V.P. Finance and Administration
                                        ---------------------------------


                                    SUBLESSOR:

                                    TIVO, a California corporation

                                    By:  /s/    Michael Ramsay
                                         --------------------------------

                                    Its:                 CEO
                                         --------------------------------

                                       3.